Exhibit 21.1

List of Subsidiaries of Digital Realty Trust, Inc.

Name	Jurisdiction of Formation / Incorporation
Digital Realty Trust, L.P.	Maryland
Digital Services, Inc.	Maryland
Global Kato HG, LLC	California
GIP Stoughton, LLC	Delaware
Global Riverside, LLC	Delaware
Global Miami Acquisition Company, LLC	Delaware
Global Brea Holding Company, LLC	Delaware
Global Brea, LLC	Delaware
Global Stanford Place II, LLC	Delaware
Global Weehawken Holding Company, LLC	Delaware
Global Weehawken Acquisition Company, LLC	Delaware
GIP Granite Manager, LLC	Delaware
GIP Granite, L.P.	Texas
Global Granite Limited Partner, LLC	Delaware
Global ASML, LLC	California
GIP Bryan Street, LLC	California
Global – Bryan Street, LLC	California
Bryan Street Acquisition Partnership, L.P.	California
Global Innovations Sunshine Holdings LLC	Delaware
Asbury Park Holdings Limited	United Kingdom
Dreamframe Limited	United Kingdom
Dreamleaf Enterprises Limited	United Kingdom
Global Marsh Member, LLC	Delaware
Global Marsh General Partner, LLC	Delaware
Global Marsh Limited Partner, LLC	Delaware
Global Marsh Property Owner, L.P.	Texas
GIP 7th Street Holding Company, LLC	Delaware
GIP 7th Street, LLC	Delaware
GIP Wakefield Holding Company, LLC	Delaware
GIP Wakefield, LLC	Delaware
Global Webb, LLC	Delaware
Global Webb, L.P.	Texas
Global Lafayette Street Holding Company, LLC	Delaware
Global Lafayette Street, LLC	California
GIP Alpha General Partner, LLC	Delaware
GIP Alpha Limited Partner, LLC	Delaware
GIP Alpha, L.P.	Texas
GIP Fairmont Holding Company, LLC	Delaware
GIP Fairmont, LLC	Delaware
200 Paul Holding Company, LLC	Delaware
200 Paul, LLC	Delaware
Global Gold Camp Holdings, LLC	Delaware
Global Gold Camp, LLC	Delaware